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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Registration Statement No. 333-1340 of Data Documents Incorporated on Form S-3 of our reports dated February 16, 1996, appearing in the Annual Report on Form 10-K of Data Documents Incorporated for the year ended December 31, 1995, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.




DELOITTE & TOUCHE LLP

Omaha, Nebraska
November 27, 1996